UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 13, 2007

FIRSTGOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20722	16-1400479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3108 Gabbert Drive, Suite 210 Cameron Park, CA	95682
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 677-5974

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                Other Events

On July 13, 2007 Cornell Capital Partners submitted a Notice of Conversion to convert $450,000 of principal of its Secured Convertible Debenture issued on March 16, 2007. The conversion resulted in the issuance of 1,000,000 shares of Firstgold restricted common stock. The conversion was made at the Fixed Conversion Price of $0.45 per share.

On September 13, 2007 Cornell Capital Partners submitted a Notice of Conversion to convert the entire $1,000,000 of principal of its Secured Convertible Debenture issued on September 26, 2006. The conversion resulted in the issuance of 2,222,222 shares of Firstgold restricted common stock. The conversion was made at the Fixed Conversion Price of $0.45 per share.

After the conversion, Cornell Capital Partners will have converted $1,450,000 of the $3,000,000 aggregate amount of its Secured Convertible Debentures issued by Firstgold pursuant to the September 26, 2006 financing transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTGOLD CORP.

Date: September 25, 2007	By:	/s/ A. Scott Dockter
A. Scott Dockter, Chief Executive Officer
(Duly Authorized Officer)